PROXY
                        MCEG STERLING INCORPORATED

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                     Special Meeting of Stockholders
                             November 1, 1995


                       The undersigned hereby appoints John Hyde and Kathryn Cass, and each of them, with full power of substitution, the true and lawful attorneys-in-fact, agents and proxies of the undersigned to vote at the Special Meeting (the "Special Meeting") of Stockholders of MCEG Sterling Incorporated ("Sterling"), to be held on November 1, 1995, commencing at 9:00 a.m., local time, in the Concourse Level, 1285 Avenue of the Americas, New York, New York 10019, and any and all adjournments thereof, all of the shares of Common Stock, $.001 par value, of Sterling ("Sterling Common Stock") according to the number of votes which the undersigned would possess if personally present, for the purposes of considering and taking action upon the following, as more fully set forth in the Joint Proxy Statement/Prospectus of Sterling, Orion Pictures Corporation ("Orion"), The Actava Group Inc. ("Actava") and Metromedia International Telecommunications, Inc. ("MITI"), dated September 28, 1995.

                                MCEG STERLING INCORPORATED
                                P.O. BOX 11393
                                NEW YORK  NY 10203-0393

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1. To approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of September 27, 1995,by and among Actava, Orion, Sterling, MITI, OPC Merger Corp. and MITI Merger Corp. pursuant to which,among other things, Sterling will merge with and into Actava and Orion and MITI will merge with and into OPC Merger Corp. and MITI Merger Corp., respectively.

    FOR    AGAINST    ABSTAIN

    [ ]      [ ]        [ ]

2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN HEREIN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 LISTED ABOVE.

              Change of address and or Comments, mark here. [ ]

Please sign exactly as name(s) appear on this Proxy Card. When Shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                Dated:___________________________________, 1995


                                _______________________________________________
                                                     Signature

                                _______________________________________________
                                          Signature if held jointly

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IN ADDITION, PROXY CARDS MAY BE GIVEN OR REVOKED BY DELIVERING TO MCEG STERLING INCORPORATED, BY MEANS OF FACSIMILE AT (310) 282-8303, ATTENTION KATHLEEN E. MORRIS, SECRETARY, BOTH SIDES OF AN EXECUTED PROXY CARD.

           Votes must be indicated (x) in Black or Blue ink. [ ]